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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of BioSante Pharmaceuticals, Inc. on Form S-8 of our report dated February 15, 2002 (May 31, 2002 as to Note 14) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the development stage nature of BioSante), appearing in the Annual Report on Form 10-KSB of BioSante Pharmaceuticals, Inc. for the year ended December 31, 2001.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois

October 1, 2002

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  Exhibit 23.1